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KPMG Peat Marwick LLP
4200 Norwest Center
90 South Seventh Street
Minneapolis, MN  55402







                            INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Advantus Real Estate Securities Fund, Inc.:


We consent to the reference to our Firm under the heading "General Information - Service Providers" in Part A of the Registration Statement.






                                        KPMG Peat Marwick LLP


Minneapolis, Minnesota
December 10, 1998